UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2015 (the “Effective Date”), Abercrombie & Fitch Management Co. (“A&F Management”), a subsidiary of Abercrombie & Fitch Co. (“A&F” and collectively with A&F Management, the “Company”), executed and entered into agreements (the “2015 Agreements”) with a number of A&F’s executive officers, including Jonathan E. Ramsden, Joanne C. Crevoiserat, Christos E. Angelides and Fran Horowitz (each of whom is a named executive officer for purposes of this Current Report on Form 8-K and is referred to herein as an “NEO”). As previously disclosed in A&F’s definitive Proxy Statement for its 2015 Annual Meeting of Stockholders held on June 18, 2015, the Compensation and Organization Committee of the Board of Directors of A&F approved the form of the 2015 Agreements on April 20, 2015. The 2015 Agreements are intended to support the Company’s retention strategy and align the Company’s practices with current practices in the Company’s industry and peer group.

Term. The 2015 Agreements have a two-year term, with no evergreen renewal. However, if a change of control (as defined in the 2015 Agreements) occurs during the original term, the term of the 2015 Agreements will extend until the later of the expiration of the original term and the expiration of the one-year period following the date of the change of control.

Ramsden Special Award RSUs. The 2015 Agreement for Mr. Ramsden (the “Ramsden Agreement”) provides for the grant to Mr. Ramsden of restricted stock units with an approximate total value of $2 million as of the Effective Date (the “Special Award RSUs”), which grant is intended to support the Company’s retention strategy as the same applies to Mr. Ramsden and compensate Mr. Ramsden for the additional responsibilities he has assumed as a member of the Office of the Chairman of A&F since December 2014. Twenty-five percent of the Special Award RSUs granted to Mr. Ramsden will vest on each of September 30, 2015 and May 31, 2016, while the remaining fifty percent of the Special Award RSUs will vest on November 30, 2016, subject to Mr. Ramsden’s continued employment on each applicable vesting date. Settlement of the Special Award RSUs granted to Mr. Ramsden will be deferred, and the shares of A&F’s Class A Common Stock subject to each vested portion of the Special Award RSUs will not be issued to Mr. Ramsden until (i) the date that is six months following the date of Mr. Ramsden’s termination of employment for any reason other than his death or (ii) if sooner, the date of his death.

Benefits. If an NEO’s employment terminates during the term of the 2015 Agreement, the Company will pay to the NEO all accrued but unpaid compensation earned by the NEO through the date of his or her termination.

If the employment of an NEO is terminated by the Company without “cause” (other than as a result of his or her death or disability) or by the NEO for “good reason” (each as defined in the 2015 Agreements) during the term (other than during the one-year period following a change of control of the Company) and the NEO executes a release of claims acceptable to the Company:

•
the Company will continue to pay the NEO's base salary in bi-weekly installments for 12 months (in the case of Ms. Crevoiserat) or 18 months (in the case of Mr. Ramsden, Mr. Angelides and Ms. Horowitz) following the termination date;

•
the Company will pay the NEO a pro-rated portion of the NEO’s bonus under the short-term cash bonus plan of the Company in which the NEO is then eligible to participate based on actual performance during the applicable bonus period (as defined in the 2015 Agreement) and the number of days in such bonus period that elapse prior to the termination date;

•
the Company will reimburse the NEO during the 12 months (in the case of Ms. Crevoiserat) or 18 months (in the case of Mr. Ramsden, Mr. Angelides and Ms. Horowitz) following the termination date for 100% of the monthly premium costs of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), subject to the NEO’s election of such coverage and the additional eligibility requirements set forth in the 2015 Agreement;

•	in the case of Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz, the Company will pay the NEO the additional cash amounts to which they are entitled under their respective offer letters;

•
the outstanding equity awards (other than the Special Award RSUs granted to Mr. Ramsden) held by the NEO will vest (if at all) in accordance with the terms of the applicable award agreements and, in the case of Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz, their respective offer letters; and

•
in the case of Mr. Ramsden, a pro-rated portion of the Special Award RSUs (less any previously vested portion) will vest based on the number of days within the period from the Effective Date to November 30, 2016.

If the employment of an NEO is terminated by the Company without cause or by the NEO for good reason during the one-year period following a change of control of the Company and the NEO executes a release of claims acceptable to the Company:

•
the Company will (i) pay Mr. Ramsden a lump sum payment in an amount equal to 18 months of his base salary, (ii) continue to pay Ms. Crevoiserat’s base salary in bi-weekly installments for 12 months following the termination date and (iii) continue to pay Mr. Angelides’ and Ms. Horowitz’s base salary in bi-weekly installments for 18 months following the termination date;

•
the Company will pay the NEO a lump sum payment in an amount equal to the NEO’s target bonus opportunity under the Company’s short-term cash bonus plan in which the NEO is then eligible to participate;

•
the Company will reimburse the NEO during the 12 months (in the case of Ms. Crevoiserat) or 18 months (in the case of Mr. Ramsden, Mr. Angelides and Ms. Horowitz) following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to the NEO’s election of such coverage and the additional eligibility requirements set forth in the 2015 Agreement;

•	the outstanding equity awards (other than the Special Award RSUs granted to Mr. Ramsden) held by the NEO will vest (if at all) in accordance with the terms of the applicable award agreements; and

•
the Special Award RSUs will vest in accordance with the terms of the Abercrombie & Fitch Co. Amended and Restated 2007 Long-Term Incentive Plan (the “2007 LTIP”), provided, that if the change of control occurs within three months of the termination of Mr. Ramsden’s employment by the Company without cause and a portion of the Special Award RSUs had vested in connection with such prior termination of employment, Mr. Ramsden would be entitled to the vesting of an additional number of Special Award RSUs equal to the excess of (i) the Special Award RSUs that would have vested pursuant to the change of control provisions of the 2007 LTIP if he had remained employed through the date of the change of control over (ii) the number of Special Award RSUs that had vested upon the termination of his employment.

In the case of Ms. Crevoiserat, Mr. Angelides and Ms. Horowitz, these change of control benefits will be provided in lieu of the amounts payable under their respective offer letters with respect to a “Change of Control.”

If the employment of an NEO is terminated by reason of his or her disability, the NEO will be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If the employment of an NEO is terminated by the Company for cause, by the NEO without good reason or by reason of the NEO’s death or disability, the outstanding equity awards (other than the Special Award RSUs granted to Mr. Ramsden) held by the NEO will vest (if at all) in accordance with the terms of the applicable award agreements. If the employment of Mr. Ramsden is terminated by the Company for cause or by Mr. Ramsden without good reason, Mr. Ramsden will forfeit all unvested Special Award RSUs. If his employment is terminated by reason of his death or disability, all unvested Special Award RSUs will vest upon his death or, if termination is due to his disability, upon the date of his termination.

Restrictive Covenants. The 2015 Agreements impose various restrictive covenants on the NEOs, including non-competition, non-solicitation, non-disparagement and confidentiality covenants. The non-competition covenant prohibits the NEOs from engaging in certain activities with identified competitors of the Company during his or her employment and for a period of 12 months after the termination of his or her employment. The non-solicitation covenant prohibits the NEOs from engaging in certain solicitation activities during his or her employment and for a period of 24 months after the termination of his or her employment.

This summary of the 2015 Agreements is qualified in its entirety by reference to the complete text of: (i) the Ramsden Agreement, which is incorporated herein by reference and a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K; (ii) the form of 2015 Agreement entered into between A&F Management and each of Joanne C. Crevoiserat, Christos E. Angelides and Fran Horowitz, which is incorporated herein by reference and a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K; (iii) the offer letter between Abercrombie & Fitch and Joanne C. Crevoiserat, together with the related Agreement between Abercrombie & Fitch Management Co. and Joanne C. Crevoiserat, which are incorporated herein by reference and copies of which were filed as Exhibit 10.1 to A&F’s Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2014; (iv) the offer letter between Abercrombie & Fitch and Christos E. Angelides, which is incorporated herein by reference and a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by A&F on June 10, 2014; and (v) the offer letter between Abercrombie & Fitch and Fran Horowitz, which is incorporated herein by reference and a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by A&F on October 15, 2014.

Item 9.01.	Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with or incoroporated by reference in this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Agreement entered into between Abercrombie & Fitch Management Co. and Jonathan E. Ramsden as of July 7, 2015, the execution date by Abercrombie & Fitch Management Co.*

10.2
Form of Agreement entered into between Abercrombie & Fitch Management Co. and each of Joanne C. Crevoiserat, Christos E. Angelides and Fran Horowitz as of July 7, 2015, the execution date by Abercrombie & Fitch Management Co.*

10.3
Letter, dated April 3, 2014, from Abercrombie & Fitch to Joanne C. Crevoiserat setting forth terms of employment as Executive Vice President-Finance and Chief Financial Officer, and accepted by Joanne C. Crevoiserat on April 8, 2014, together with the related Agreement, made and entered into April 27, 2014, executed by Joanne C. Crevoiserat on April 8, 2014 and by Abercrombie & Fitch Management Co. on April 27, 2014 (Incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Abercrombie & Fitch Co. for the quarterly period ended May 3, 2014).

Exhibit No.	Description
10.4
Offer Letter, accepted by Christos E. Angelides on June 10, 2014, by and between Abercrombie & Fitch and Christos E. Angelides (Incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Abercrombie & Fitch Co. filed on June 10, 2014).

10.5
Offer Letter, accepted by Fran Horowitz on October 9, 2014, by and between Abercrombie & Fitch and Fran Horowitz (Incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Abercrombie & Fitch Co. filed on October 15, 2014).

*    Filed herewith.

[Remainder of page intentionally left blank; signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: July 9, 2015	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Agreement entered into between Abercrombie & Fitch Management Co. and Jonathan E. Ramsden as of July 7, 2015, the execution date by Abercrombie & Fitch Management Co.*

10.2
Form of Agreement entered into between Abercrombie & Fitch Management Co. and each of Joanne C. Crevoiserat, Christos E. Angelides and Fran Horowitz as of July 7, 2015, the execution date by Abercrombie & Fitch Management Co.*

10.3
Letter, dated April 3, 2014, from Abercrombie & Fitch to Joanne C. Crevoiserat setting forth terms of employment as Executive Vice President-Finance and Chief Financial Officer, and accepted by Joanne C. Crevoiserat on April 8, 2014, together with the related Agreement, made and entered into April 27, 2014, executed by Joanne C. Crevoiserat on April 8, 2014 and by Abercrombie & Fitch Management Co. on April 27, 2014 (Incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Abercrombie & Fitch Co. for the quarterly period ended May 3, 2014).

10.4
Offer Letter, accepted by Christos E. Angelides on June 10, 2014, by and between Abercrombie & Fitch and Christos E. Angelides (Incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Abercrombie & Fitch Co. filed on June 10, 2014).

10.5
Offer Letter, accepted by Fran Horowitz on October 9, 2014, by and between Abercrombie & Fitch and Fran Horowitz (Incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of Abercrombie & Fitch Co. filed on October 15, 2014).

*    Filed herewith.